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                                                                     Exhibit 22



                           Subsidiary of Registrant
                           ------------------------



                      Sheldahl International Sales, Inc.,
                    a corporation organized under the laws
                             of the Virgin Islands

                  (Wholly-owned subsidiary of Sheldahl, Inc.)